UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2019

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2019, Peabody Energy Corporation (the “Company”) amended its Credit Agreement (as previously amended, the “Credit Agreement”) by entering into (i) Amendment No. 6 to Credit Agreement (the “Sixth Amendment”), by and among the Company, the subsidiaries of the Company party thereto as reaffirming parties (the “Reaffirming Parties”), the incremental revolving lenders party thereto, Goldman Sachs Bank USA, as existing administrative agent, and JPMorgan Chase Bank, N.A., as successor administrative agent, and (ii) Amendment No. 7 to Credit Agreement (the “Seventh Amendment”), by and among the Company, the Reaffirming Parties, the lenders party thereto, and JPMorgan Chase Bank, N.A., as successor administrative agent.

Pursuant to the Sixth Amendment and the Seventh Amendment, the Company, among other things, established additional incremental revolving credit commitments under its revolving credit facility (the “Revolving Facility”) to increase the principal amount of the Revolving Facility by an aggregate principal amount of $215,000,000, resulting in total commitments under the Revolving Facility of $565,000,000. In addition, certain revolving lenders agreed to extend the maturity date on $540,000,000 of commitments under the Revolving Facility to September 2023 (the “Extended Revolving Commitments”) and added a pricing grid for such Extended Revolving Commitments based on the Company’s first lien leverage ratio. In addition, the Credit Agreement was updated to expressly permit the Company’s proposed joint venture with Arch Coal, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

September 18, 2019	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Chief Legal Officer